Exhibit 4.13

[face]

[UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGENT AGREEMENT.

ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS GLOBAL WARRANT CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGENCY AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF APRIL 18, 2024 BETWEEN CALIDI BIOTHERAPEUTICS, INC. AND EQUINITI TRUST COMPANY, SOLELY IN ITS CAPACITY AS WARRANT AGENT. BY ACCEPTING DELIVERY OF THE SECURITIES REPRESENTED BY THIS GLOBAL WARRANT CERTIFICATE, ANY TRANSFEREE SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE WARRANT AGREEMENT AS IF THE TRANSFEREE HAD EXECUTED AND DELIVERED THE WARRANT AGREEMENT.]

EXERCISABLE ON OR AFTER APRIL 18, 2024

AND UNTIL 5:00 P.M. (NEW YORK TIME) ON THE EXPIRATION DATE

CALIDI BIOTHERAPEUTICS, INC.

GLOBAL WARRANT CERTIFICATE

EVIDENCING

[SERIES A/SERIES B/SERIES C/PRE-FUNDED] WARRANTS

Certificate No.: [_____]	CUSIP No.: [______]
Number of Warrants: [_____]	Issue Date: [_______]

This certifies that [_____], or registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles its registered holder to purchase from Calidi Biotherapeutics, Inc., a Delaware corporation (the “Company”) at any time prior to 5:00 P.M. (New York City time) on [_____], 20[__], [one share of common stock, par value $0.0001 per share, of the Company (each, a “Warrant Share” and collectively, the “Warrant Shares”)][_______ Units (each a “Unit” and collectively, the “Units”), each Unit consisting of: (i) one share of common stock, par value $0.0001 per share, of the Company (each, a “Warrant Share” and collectively, the “Warrant Shares”) and (ii) a _____ Warrant to purchase one share of Common Stock] at an exercise price of $[ ] per [Warrant Share][Unit] (the “Exercise Price”), subject to possible adjustments as provided in the Warrant Agreement (as defined below). The Exercise Price and number of shares of Common Stock and/or type of securities issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Warrants evidenced by this Global Warrant Certificate shall not be exercisable after and shall terminate and become void as of 5:00 P.M., New York time, on [_____], 20[__] (the “Expiration Date”).

Reference is hereby made to the further provisions of this Global Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The Warrants evidenced by this Global Warrant Certificate do not entitle any Holder to any of the rights of a stockholder of the Company.

This Global Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Global Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

[The remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF, the undersigned have caused this Global Warrant Certificate to be executed as of this 18th day of April, 2024.

CALIDI BIOTHERAPEUTICS, INC.

By:
Name:	Andrew Jackson
Title:	Chief Financial Officer

Countersigned:

EQUINIT TRUST COMPANY, LLC

as Warrant Agent

By:
Name:
Title:

[Signature page to Global Warrant Certificate]

[Reverse]

GLOBAL WARRANT CERTIFICATE

EVIDENCING

[SERIES A/SERIES B/SERIES C/PRE-FUNDED] WARRANTS

The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as [_______] Warrants, limited in the aggregate number to [_______] issued or to be issued pursuant to a Warrant Agency Agreement dated as of April 18, 2024 (the “Warrant Agreement”), duly executed and delivered by the Company to Equiniti Trust Company, LLC, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Global Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time before the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Global Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Common Stock to be issued and/or the type of securities issuable upon exercise of the Warrants is effective under the Securities Act and (ii) a prospectus thereunder relating to the Common Stock and/or the type of securities issuable is current, except through “cashless exercise” as provided for in the Warrant Agreement or another exemption from registration.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth in this Global Warrant Certificate may, subject to certain conditions, be adjusted, and that upon the occurrence of certain events the number of shares of Common Stock and/or the type of securities issuable upon the exercise of the Warrants evidenced by this Global Warrant Certificate shall be adjusted. No fractional share of Common Stock will be issued upon the exercise of the Warrants evidenced by this Global Warrant Certificate. Whenever any fraction of a share of Common would otherwise be required to be issued or distributed, the actual issuance or distribution shall be made in accordance with Section 13 of the Warrant Agreement.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Global Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Form of Election to Purchase

(To Be Executed Upon Exercise of Warrant)

To: CALIDI BIOTHERAPEUTICS, INC.

(1) In accordance with and subject to the terms and conditions hereof and of the Warrant Agency Agreement dated as of April 18, 2024 (the “Warrant Agreement”), the undersigned registered Holder of this Global Warrant Certificate hereby irrevocably elects to exercise _______________ Warrants evidenced by this Global Warrant Certificate and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[    ] in lawful money of the United States; or

[    ] if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:_________________________________________________________

Signature of Authorized Signatory of Investing Entity:___________________________________

Name of Authorized Signatory:_____________________________________________________

Title of Authorized Signatory:______________________________________________________

Date:__________________________________________________________________________

FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:	______________________________________
(Please Print)

Address:	______________________________________
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________

Dated: _______________ __, ______

Holder’s Signature:_____________________________

Holder’s Address:______________________________